UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)

                                February 20, 2008

                               -------------------

                               JADE ART GROUP INC.
             (Exact name of registrant as specified in its charter)

            NEVADA                     333-137134                 71-1021813
       (State or Other          (Commission File Number)        (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

                             #35, Baita Zhong Road,
             Yujiang County, Jiangxi Province, P.R. of China 335200
          ------------------------------------------------------------
          (Address of Principal Executive Offices, including Zip Code)

                               011-86-701-5881082
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Disposition of Assets

      On February 20, 2008, Jade Art Group, Inc., a Nevada corporation ("we" or the "Company"), transferred 100% ownership interest in our wholly-owned subsidiary, Jiangxi XiDa Wooden Carving Lacquerware Co., Ltd. ("JXD"), to Wulatequianqi XiKai Mining Co., Ltd. ("XiKai Mining").

      The transfer of JXD constituted partial consideration for the rights previously granted to Jiangxi SheTai Jade Industrial Co., Ltd. ("JST"), another wholly-owned Chinese subsidiary of ours, by XiKai Mining, whereby XiKai Mining committed to sell 90% of the raw jade material produced from its SheTai Jade mine, located in Wulateqianqi, China, to JST over the next 50 years. The Exclusive Distribution Right Agreement, dated January 17, 2008, among XiKai Mining and each of JST and JXD (the "Agreement") was disclosed by us in our prior Current Report on Form 8-K filed with the Securities and Exchange Commission on January 22, 2008.

      JXD is a manufacturer of both hand-carved and machine-carved wood products in China and was acquired by us in October 2007. For accounting and financial reporting purposes, the historical operations of JXD became our financial statements as a result of our then shell company status, as disclosed by us in our Current Report on Form 8-K filed with the Commission on October 3, 2007. The Company elected to transfer JXD to XiKai as the Company believes that the opportunity presented by XiKai has greater potential than JXD's wood carving operations.

      The transfer of JXD was approved by the written consent of shareholders of 122,366,400 shares of our common stock, representing in the aggregate approximately 51% of our issued and outstanding capital stock. The consummation by of the transactions contemplated by the Agreement, including the transfer of JXD, were further supported by an appraisal report dated January 28, 2008 and a total assessment report dated January 29, 2008 delivered to our board with respect to the operations of XiKai Mining and JXD, respectively.

      The transfer of the ownership interest in JXD to XiKai Mining was made in reliance of the exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) of such Act.

Item 2.03 Creation of a Direct Financial Obligation

      As disclosed in our Current Report filed January 22, 2008, in addition to the transfer of JXD we agreed under the Agreement to pay 60 million RMB (approximately 8.3 million USD) to XiKai Mining for the jade distribution rights granted to JST at closing. On February 20, 2008, we executed a term note, in the principal amount of 60 million RMB (the "Note"), evidencing this obligation. The Note bears no interest and is payable the maturity date of March 31, 2009. Any outstanding obligations under the Note not paid in full after the maturity date will accrue interest at the rate of 6% per annum.


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

      A copy of the Note is filed as Exhibit 10.1 hereto and incorporated herein by reference, and the summary of the Note in this Form 8-K is qualified in its entirety by reference thereto.

Item 9.01 Financial Statements and Exhibits.

(c)      Exhibits

    Exhibit              Name of Document
    -------              ----------------

    Exhibit 10.1 Term Note, dated February 20, 2008, from the Company to Wulatequianqi XiKai Mining Co., Ltd.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  March 5, 2008                   JADE ART GROUP INC.


                                       By: /s/ Hua-Cai Song
                                           -------------------------------------
                                           Hua-Cai Song, Chief Executive Officer


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                                  Exhibit Index

    Exhibit              Name of Document
    -------              ----------------

    Exhibit 10.1 Term Note, dated February 20, 2008, from the Company to Wulatequianqi XiKai Mining Co., Ltd.